SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
August 7, 2008

UNITED ENERGY CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-30841 (Commission File Number)	22-3342379 (IRS Employer Identification No.)

600 Meadowlands Parkway #20, Secaucus, New Jersey 07094 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (800) 327-3456

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

(a)	Previous independent registered public accounting firm.

On August 5, 2008, United Energy corp. (“Registrant”) notified its independent public accounting firm, Imowitz, Koenig & Co., LLP (“Imowitz”), of its intention to engage Jewett, Schwartz, Wolfe & Associates (“JSW”) as its new independent registered public accounting firm, at which time Registrant dismissed Imowitz.

Imowitz’s reports on Registrant’s financial statements for the past two years have not contained an adverse opinion or disclaimer of opinion and were not modified as to audit scope or accounting principles. Imowitz’s report for the most recent year contained a going concern explanatory paragraph. This explanatory paragraph expressed substantial doubt about Registrant’s ability to continue as a going concern based upon significant recurring operating losses and negative cash flow from operations.

The decision to change Registrant’s independent registered public accounting firm was approved by Registrant’s Board of Directors.

During Registrant’s two most recent fiscal years and the interim period subsequent to March 31, 2008 and through August 5, 2008, there were no disagreements between Registrant and Imowitz on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure, which, if not resolved to Imowitz’s satisfaction, would have caused it to make reference to the subject matter of the disagreements with its reports.

There were no reportable events (as described under Item 304(a)(1)(v) of Regulation S-K) during Registrant’s two most recent fiscal years, or the interim period subsequent to March 31, 2008 and through August 5, 2008, other than as follows:

•
As disclosed in Registrant’s Amended Annual Report for the year ended March 31, 2006, filed with the Securities and Exchange Commission (the “Commission”) on May 11, 2007, and in Registrant’s Amended Quarterly Reports for the periods ended June 30, 2006, September 30, 2006 and December 31, 2006, each filed with the Commission on August 13, 2007, in connection with the audit of Registrant’s financial statements as of March 31, 2006 and for the year then ended, Imowitz notified Registrant’s management and Board of Directors that Imowitz had identified a material weakness in Registrant’s internal controls over financial reporting process relating to communications between the Chairman of the Board of Directors, the Chief Executive Officer and the interim Chief Financial Officer.

•
As disclosed in Registrant’s Annual Report for the year ended March 31, 2008, filed with the Commission on July 14, 2008, Registrant’s management and Imowitz concluded a material weakness existed in Registrant’s internal control over financial reporting relating to the lack of segregation of duties in financial reporting, as all financial reporting and all accounting functions are performed by Registrant’s interim Chief Financial Officer.

Registrant has provided Imowitz with the foregoing disclosures and has requested that it furnish a letter addressed to the Commission stating whether or not it agrees with the statements made by Registrant herein. A copy of the response of Imowitz to the foregoing disclosures is attached hereto as Exhibit 6.1 and incorporated in this Item 4.01(a) by reference.

(b)	New independent registered public accounting firm.

On August 5, 2008, Registrant engaged JSW as its new independent registered public accounting firm. During the Registrant’s two most recent fiscal years and the interim period subsequent to Mach 31, 2008 and through August 5, 2008, Registrant did not consult JSW with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on its financial statements, and no written report was provided to Registrant or oral advice was provided that JSW concluded was an important factor considered by Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of either a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

6.1	Letter from Imowitz, Koenig & Co., LLP, dated August 6, 2008, pursuant to Item 304(a)(3) of Regulation S-K, regarding change in independent registered public accounting firm.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2008

UNITED ENERGY CORP.

/s/ Ronald Wilen
Name: Ronald Wilen Title: Chief Executive Officer